Exhibit 99.1

Twenty One Capital Outlines Operating Plans to Build the Bitcoin Company

AUSTIN, Texas – BUSINESSWIRE –

Twenty One Capital, Inc. (“Twenty One” or “XXI”) is building a Bitcoin-native public company designed to give investors differentiated exposure to Bitcoin. XXI’s strategy is to bring together Bitcoin treasury, financial services, mining, and capital markets into a single operating platform focused on recurring revenue, capital-efficient Bitcoin accumulation, and long-term value creation.

Tether International, S.A. de C.V. (“Tether International”), XXI’s controlling shareholder, announced today that it has acquired SoftBank Group’s stake in XXI, further aligning the Company’s shareholder base to advance its long-term Bitcoin strategy. At the closing of the transaction, SoftBank Group’s representatives on the XXI Board of Directors stepped down in accordance with XXI’s shareholder agreement.

SoftBank Group has played an important role in XXI’s formation and early development, bringing the perspective of one of the world’s most experienced technology investors to the Board. Its track record of backing category-defining companies across technology, infrastructure, financial services, and communications has helped shape global markets over multiple cycles, and its involvement gave XXI meaningful institutional depth at a foundational stage for the business.

With Tether’s deepened commitment, Twenty One enters its next phase with strong shareholder alignment and a clearer path to advance the operating vision it was created to pursue.

Twenty One remains focused on becoming the premier listed Bitcoin company in the world: a public company that moves beyond treasury exposure alone by combining Bitcoin treasury, financial services, mining, lending, capital markets, and strategic consolidation into one integrated platform.

The Company believes this approach can create a new model for Bitcoin-native public companies, with operating businesses and recurring revenue opportunities designed around long-term Bitcoin accumulation as the central objective.

About Twenty One

Twenty One is a Bitcoin-focused operating company. It aims to build businesses across financial services and capital markets, providing shareholders with direct exposure to Bitcoin. The company’s strategy is centered on capital-efficient Bitcoin accumulation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to Twenty One’s operating strategy and its ability to build on its strategy, its ability to pursue each of (i) becoming the premier listed Bitcoin company in the world and combining Bitcoin treasury, financial services, mining, lending, capital markets, and strategic consolidation, and (ii) creating a new model for Bitcoin-native public companies, with operating businesses and recurring revenue opportunities designed around long-term Bitcoin accumulation as the central objective. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Twenty One’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026 and in Twenty One’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to Twenty One as of the date of this press release, and Twenty One assumes no obligation to update such forward- looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

Media / Investor Contact

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